Exhibit 21


                  SUBSIDIARIES OF COLLINS & AIKMAN CORPORATION
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COMPANY                                                                          JURISDICTION

Collins & Aikman Products Co.                                                        Delaware
      Ackerman Associates, Inc.                                                      New York
      Ack-Ti-Lining, Inc.                                                            New York
      The Akro Corporation                                                           Delaware
      Builders Emporium Payroll Services, Inc.                                       Delaware
      Carcorp, Inc.                                                                  Delaware
      Cepco, Incorporated                                                            Delaware
      Collins & Aikman Automotive Carpet Products
           (UK) Limited                                                        United Kingdom
      Collins & Aikman Automotive International, Inc.                                Delaware
      Collins & Aikman Carpet & Acoustics (MI), Inc.                                 Delaware
      Collins & Aikman Carpet & Acoustics (TN), Inc.                                Tennessee
      Collins & Aikman Export Corporation                                   U.S. Virgin Isles
      Collins & Aikman Holdings Canada Inc.                                            Canada
           Collins & Aikman Canada Inc.                                                Canada
                Collins & Aikman Carpet & Acoustics (Canada) Inc.                      Canada
                Imperial Wallcoverings (Canada) Inc. 1                                 Canada
      Collins & Aikman International Corporation                                     Delaware
           Collins & Aikman Europe, Inc.                                             Delaware
                Collins & Aikman Automotive Systems S.A.2                               Spain
                Collins & Aikman Europe B.V.                                      Netherlands
                Collins & Aikman Holdings Ltd.                                 United Kingdom
                      Collins & Aikman Automotive Systems Limited              United Kingdom
                      Collins & Aikman Europe Ltd.                             United Kingdom
           Collins & Aikman Holdings, S.A. de C.V. 3                                   Mexico
                Amco de Mexico, S.A. de C.V. 3                                         Mexico
                Collins & Aikman de Mexico, S.A. de C.V.4                              Mexico
                Perstorp Components, S.A. de C.V.                                      Mexico
                Dura Convertible Systems de Mexico, S.A. de C.V.5                      Mexico
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1        24% owned by Imperial Wallcoverings, Inc.
2        One share owned by J. Michael Stepp
3        One share owned by Habinus Trading Company
4        One share owned by The Akro Corporation
5        One share owned by Dura Convertible Systems, Inc.



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      Collins & Aikman Products GmbH                                                   Austria
      Collins & Aikman Properties, Inc.                                               Delaware
           Sequoia Pacific Development Company                                        Delaware
      Dura Convertible Systems, Inc.                                                  Delaware
           Amco Convertible Fabrics, Inc.                                             Delaware
      Gamble Development Company                                                     Minnesota
      Grefab, Inc.                                                                    New York
      Hopkins Realty Company                                                         Minnesota
      Imperial Wallcoverings, Inc.                                                    Delaware
           Imperial Wallcoverings Limited                                       United Kingdom
           Marketing Service, Inc.                                                    Delaware
      JPS Automotive L.P.6                                                            Delaware
           Cramerton Automotive Products, L.P.7                                       Delaware
           Cramerton Management Corporation                                           Delaware
           JPS Automotive Products Corp.                                              Delaware
           JPS Mexico Corp.                                                           Delaware
      Manchester Plastics, Inc.                                                       Delaware
           Hughes Plastics, Incorporated                                              Michigan
           Manchester Plastics, Ltd.                                                    Canada
      Ole's, Inc.                                                                   California
           Ole's Nevada, Inc.                                                           Nevada
      PACJ, Inc.                                                                      Delaware
      Simmons Universal Corporation                                                   Delaware
      Wickes Asset Management, Inc.                                                   Delaware
      Wickes Manufacturing Company                                                    Delaware
           Wickes ELCO Corporation                                                    Delaware
           Wickes Manufacturing Services Company, Inc.                                Delaware
           Wickes Products, Inc.                                                      Delaware
      Wickes Realty, Inc.                                                             Delaware


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6        General partner interest owned by PACJ, Inc.
7        General partner interest owned by Cramerton Management Corporation

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